EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128425, 333-137383, 333-139575, 333-146288, 333-159640, and 333-158861) and on Form S-8 (Nos. 333-184313, 333-27655, 333-49178, 333-68906, 333-75658, 333-127416, 333-138134 and 333-161419) of Iconix Brand Group, Inc. (“the Company”) of our report dated March 30, 2016, except for the last paragraph of Note 21, which is April 4, 2016, relating to the consolidated financial statements and our report dated March 30, 2016 relating to the financial statement schedule, which appear in this Form 10-K/A.  We also consent to the inclusion of our report on the effectiveness of internal control over financial reporting, which expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015.

/s/ BDO USA, LLP
New York, New York
April 4, 2016